Exhibit 23.4

北京BEIJING·上海SHANGHAI·深圳SHENZHEN·香港HONGKONG·广州GUANGZHOU·西安XI’AN·武汉WUHAN·长沙CHANGSHA

Private and Confidential

February 5, 2026

Pictureworks International Holdings Limited

c/o Unit C-2-01, Level 2, Capital 3,

Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara,

47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

Re:	Pictureworks International Holdings Limited (the “Company”)

We consent to the references to our firm in the registration statement on Form F-1 filed by Pictureworks International Holdings Limited with the U.S. Securities and Exchange Commission (the “SEC”) on [*], 2026 (the “Registration Statement”) and the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

Jia Yuan Law Offices

/s/ Du Qian
Name:	Du Qian
Title:	Partner

[Signature Page]

Yours sincerely,

JiaYuan Law Offices

SCHEDULE I

PRC SUBSIDIARIES

Name of PRC Subsidiaries	Name of Shareholder	Ownership Percentage
Pictureworks (Shanghai) Limited（迪彩（上海）投资管理咨询有限公司）	Pictureworks Pte. Ltd.	100%
Pictureworks (BeiJing) Limited(迪彩（北京）管理咨询有限公司)	Pictureworks (Shanghai) Limited（迪彩（上海）投资管理咨询有限公司）	100%

SCHEDULE II

INTELLECTUAL PROPERTIES

(i)	Patent

No.	Owner	Register No.	Patent Name	Date of Application	Periods of Registration	Category	Status
1	Pictureworks	201680000145.9	Systems and methods for previewing digital content	2016-01-22	20 years from the date of application	Invention	Patent maintenance
2	Pte. Ltd.	202110208586.0	Systems and methods for previewing digital content	2016-01-22	20 years from the date of application	Invention	Patent maintenance

(ii)	Trademark

No.	Register Number	Tradenames	Applicant	Category	Status	Periods of Registration
1	16041524		Pictureworks (Shanghai) Limited	42	Registered	2016.03.07-2026.03.06
2	14411609		Pictureworks Pte. Ltd.	42	Registered	2015.06.07-2025.06.06
3	18604546			42	Registered	2017.01.21-2027.01.20
4	18604689			42	Registered	2017.01.21-2027.01.20
5	18604735			42	Registered	2017.01.21-2027.01.20

(iii)	Copyrights

NO.	Owner	The Name of Copyrights	Registration number	Date of Registration Approval date/First Publication
1	Pictureworks (Shanghai) Limited	ID Card printing software	2019SR0460107	2019-05-14
2		Real-time sales monitoring desk software	2019SR0461522	2019-05-14
3		Theme event photo preview purchase (WeChat side) software	2019SR0461115	2019-05-14
4		Real-time operation monitoring console software	2019SR0459324	2019-05-14
5		Sales report enquiry and download software	2019SR0462232	2019-05-14
6		Automatic Video Capture Software	2019SR0460145	2019-05-14
7		Video Processing Software	2019SR0461130	2019-05-14
8		Photo portal application software	2019SR0460153	2019-05-14
9		Automatic image editing software	2019SR0460124	2019-05-14
10		Photo sales back office portal software	2019SR0459234	2019-05-14
11		Green Background keying video software	2019SR0459320	2019-05-14
12		Paradise photo preview purchase (WeChat side) Software	2019SR0461538	2019-05-14
13		Order Management Software	2019SR0461550	2019-05-14
14		Photo Wall Software	2019SR0461558	2019-05-14
15		Photographer Management Software	2019SR0461531	2019-05-14
16		Self-service Photo Sales System Software	2016SR225032	2016-08-18
17		Green Background Keying Software	2016SR220263	2016-08-16
18		Retouching Software	2016SR220260	2016-08-16
19		Print Management System	2016SR220278	2016-08-16
20		Image Audit Software	2016SR220359	2016-08-16
21		Image Processing Software	2016SR220233	2016-08-16
22		Terminal preview image software	2016SR220155	2016-08-16
23		Face Recognition Software	2016SR220267	2016-08-16
24		Capture Software	2016SR220229	2016-08-16
25		Storybook Maker Software	2016SR220272	2016-08-16
26		Disney PhotoPass app software (IOS version)	2016SR061969	2016-03-25
27		Disney PhotoPass app software (Android version)	2016SR061966	2016-03-25

(iv)	Domain Names

NO.	Owner	Domain Names	ICP Record Number
1	Pictureworks (Shanghai) Limited	pictureair.com.cn	沪ICP备15020542号-3
2		disneyphotopass.com.cn	沪ICP备15020542号-2